Exhibit 10.27
Execution Version
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as this “Amendment”) dated as of July 6, 2006, by and among CONCHO RESOURCES INC., a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent (in such capacity, “Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, Borrower, Guarantors, Administrative Agent and Lenders entered into that certain Credit Agreement dated as of February 24, 2006, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, Borrower has requested that Administrative Agent and Lenders amend the Credit Agreement to permit the Borrower to obtain additional financing in the form of a $40,000,000 second lien term loan; and Administrative Agent and Lenders (or at least the required percentage thereof) have agreed to do so on the terms and conditions hereinafter set forth; and
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Guarantors, Administrative Agent and Lenders, hereby agree as follows:
SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 3 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Additional Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by inserting the following definitions in appropriate alphabetical order:
     “Base CD Rate” means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.
     “Borrowing Base Deficiency” means, as of any date, the amount, if any, by which the Aggregate Credit Exposure on such date exceeds the Borrowing Base in effect on such date; provided, that, for purposes of determining the existence and amount of any Borrowing Base Deficiency, L/C Obligations will not be deemed to be outstanding to the extent such obligations are secured by cash in the manner contemplated by Section 2.04(j).

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     “Intercreditor Agreement” means the Intercreditor Agreement dated as of July 6, 2006, among the Administrative Agent, the Term Agent, the Borrower and each Guarantor.
     “Second Priority Obligations” has the meaning assigned to such term in the Intercreditor Agreement.
     “Term Agent” means, Bank of America, N.A. in its capacity as contractual representative of the financial institutions and other Persons from time to time a party to the Term Facility and any successor agent appointed pursuant to the terms of the Term Facility Documents.
     “Term Facility” means the term loan facility evidenced by the Term Facility Documents.
     “Term Facility Documents” means that certain Credit Agreement dated July 6, 2006, by and among Borrower, the financial institutions named therein (including Bank of America, N.A.) and the Term Agent and any promissory notes executed in connection therewith, security instruments and any other agreements executed in connection with such Credit Agreement as the same may be amended, modified, supplemented or restated from time to time to the extent permitted under this Agreement.
     “Term Loans” means the term loans made under the Term Facility.
     1.2 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:
     “Borrowing Base Properties” means, at any time, the properties and reserves (which properties and reserves shall be free of any Liens other than Liens permitted under Section 7.01) of Borrower and its Restricted Subsidiaries that were evaluated in the most recent Engineering Report delivered to the Administrative Agent pursuant to this Agreement and other information provided by the Borrower pursuant to Section 3.01 for the calculation of the Borrowing Base in effect at such time.
     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses and the net income of any Person (other than the Borrower or a Restricted Subsidiary) for that period, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary), provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case required to be included in net income of the Borrower and its Subsidiaries as a result of the application of Financial Accounting Standard Board Statements 133 or 143, but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Swap Contract.

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     “Disqualified Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable in cash, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided, that any Equity Interest that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the rights to require the issuer of such Equity Interest to repurchase or redeem such Equity Interest upon the occurrence of (x) an “asset sale” or a “change of control” that also results in a Change in Control shall not constitute Disqualified Stock or (y) a “default” or an “event of default” shall not constitute Disqualified Stock; provided further, that in each case with respect to the foregoing clauses (x) and (y), the obligations of the Borrower to repurchase or redeem such Equity Interest is required only if permitted under the terms of this Agreement or with the consent of the Required Lenders or such obligations are subordinated to the Obligations on terms and conditions reasonably satisfactory to the Required Lenders.
     “GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor). If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Borrower or with respect to the Borrower and its Subsidiaries must be prepared in accordance with such change. In the event any changes in GAAP materially affect the calculation of the Consolidated Leverage Ratio, Consolidated Current Assets or Consolidated Current Liabilities, the Borrower and the Lenders agree to enter into good faith negotiations for an agreement to revise such tests to take into account such changes in GAAP; until the Borrower and the Lenders have entered into such an agreement, such financial calculation shall continue to be made in accordance with GAAP as in effect immediately preceding the date of such change.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London

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office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), or under any Swap Contract with any Lender Counterparty (including obligations under the Existing Swap Contracts and obligations arising under any transaction under any other Swap Contract with any Person that was, at or after the time such transaction was entered into, a Lender Counterparty), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Permitted Family Partnerships” means the S. Beal Family Partnership, Ltd. and Leach Properties, Ltd; provided such partnerships are controlled by Steven L. Beal and Timothy A. Leach, respectively, or their respective spouses or lineal descendants or trusts created solely for the benefit of such Persons.
     “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing at least 66-2/3% of the sum of the Aggregate Credit Exposure and all Unused Commitments of all Lenders at such time or, if the Aggregate Commitment has been terminated, Lenders having Revolving Credit Exposures representing at least 66-2/3% of the sum of the Aggregate Credit Exposure of all Lenders at such time; provided that the Commitment of and the Revolving Credit Exposures held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.
     “Security Instruments” shall mean the agreements or instruments described or referred to in Schedule 1.01, the Intercreditor Agreement and any other Guaranties, Mortgages, Pledge Agreements, security agreements and any and all other agreements or instruments previously, now or hereafter executed and delivered by any Loan Party or any other Person to guaranty, or provide security for the payment or performance of, the Obligations, this Agreement, the Guaranties or any other Loan Document, as any such instrument or agreement may be supplemented, amended, renewed, extended or restated from time to time.
     1.3 Deleted Definitions. Section 1.01 of the Credit Agreement shall be and it hereby is amended by deleting the definitions of “Audited Financial Statements,” “Capitalized Lease” and “Operating Budget.”
     1.4 Accounting Terms. Section 1.03 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

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     1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.
     1.5 Binding Effect. Section 5.04 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in law or in equity.
     1.6 Equity Interests. Section 5.13 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     5.13 Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part(a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable (except for such Equity Interests consisting of partnership interests and membership interests) and are owned by a Loan Party as specified, and in the amounts specified, on Part(a) of Schedule 5.13, free and clear of all Liens (except for Liens created by the Loan Documents and the Liens permitted under Section 7.03(g)). The Borrower has no Equity Interests in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. After giving effect to the Transactions, and prior to the IPO Date, a majority of the outstanding Equity Interests in the Borrower are owned by the Control Group.
     1.7 Budgets. Section 6.01(c) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (c) On or before April 1 of each Fiscal Year (i) commencing April 1, 2007, an engineering report prepared or audited by a Designated Engineer, dated as of the preceding January 1, covering oil and gas reserves attributable to the Borrowing Base Properties, including a calculation of PV 10 Value (the present value of the Borrowing Base Properties discounted at 10%); and (ii) commencing April 1, 2007, an annual operating budget prepared by the Borrower in reasonable detail, based upon reasonable assumptions made in good faith by the Borrower, which sets forth quarterly financial projections for the then current

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Fiscal Year and annual financial projections for each Fiscal Year thereafter through the Maturity Date; and
     1.8 Additional Guarantors. The penultimate sentence of Section 6.12 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     As and when requested by the Administrative Agent, (1) the Borrower will cause such Restricted Subsidiary to execute a Mortgage (to the extent it owns Borrowing Base Properties and such Mortgage is necessary to cause the Borrower to comply with Section 6.16(c)) or other security agreement in form and substance acceptable to Administrative Agent (to the extent it owns personal property and such security agreement is necessary to cause the Borrower to comply with Section 6.16(c)) and promptly take such actions to create and perfect Liens on such Restricted Subsidiary’s assets to secure the Obligations as Administrative Agent, the L/C Issuer or the Required Lenders shall reasonably request, and (2) if any stock, membership interest, partnership interest or other equity interest in, or Indebtedness of, such Restricted Subsidiary is owned by the Borrower or any other Restricted Subsidiary, the Borrower will cause such stock, membership interest, partnership interest or other equity interest, and promissory notes evidencing such Indebtedness, to be pledged pursuant to a Pledge Agreement delivered to the Administrative Agent promptly after such Restricted Subsidiary is formed or acquired or within such other time frame as acceptable to the Administrative Agent and promptly take such actions to create and perfect Liens on such assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request.
     1.9 Title Information. Section 6.14 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     6.14 Delivery of Title Information. As and when requested by the Administrative Agent, deliver to the Administrative Agent such reports, opinions of counsel (which opinions are not required to be addressed to the Administrative Agent) and other evidence of title as the Administrative Agent shall deem necessary or appropriate to verify (i) clear and valid title of the Borrower and its Restricted Subsidiaries to not less than eighty percent (80%) of the Engineered Value of the Borrowing Base Properties that are subject to a Mortgage and at least the working interest and net revenue interest in such oil and gas properties set forth in the most recent Engineering Report and (ii) the validity, perfection and priority of the Liens created by the Mortgages and Security Instruments and such other matters regarding such Mortgages as Administrative Agent shall reasonably request, except that opinions of counsel regarding priority of the Liens shall not be required.
     1.10 Further Assurances. Section 6.16(c) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:

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     (c) The Borrower shall, and shall cause each of its Restricted Subsidiaries to take such actions and execute and deliver such documents and instruments as Administrative Agent shall reasonably require to ensure that the Administrative Agent shall, at all times, have received currently effective, duly executed Mortgages as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to effectively create a valid, perfected and first priority Lien against Borrowing Base Properties representing at least 80% of the Engineered Value of all proved Borrowing Base Properties included in the most recent Engineering Report provided to the Lenders, and the Borrower and its Restricted Subsidiaries shall, at the request of Administrative Agent, execute and deliver such additional Mortgages as may be necessary or, in the reasonable opinion of Administrative Agent, desirable to effectively create a valid, perfected and first priority Lien, subject only to the Liens permitted under Section 7.01, against 80% of the Engineered Value of the proved Borrowing Base Properties included in the most recent Engineering Report provided to the Lenders.
     1.11 Liens. Section 7.01 of the Credit Agreement shall be and it hereby is amended by deleting the word “and” at the end of clause (e) of such Section, deleting the period “.” at the end of clause (f) of such Section and inserting “; and” at the end of such clause (f) and by adding the following at the end of such Section as clause (g):
     (g) Subject to the Intercreditor Agreement, Liens securing Indebtedness permitted by clause (f) of Section 7.03; provided that such Liens (i) shall not encumber any asset or property that is not subject to a Lien of the appropriate priority in favor of, or for the benefit of, the Lenders to secure the Obligations, and (ii) shall be contractually subordinate to the Liens created pursuant to the Security Instruments on the terms set forth in the Intercreditor Agreement or on terms otherwise reasonably satisfactory to the Administrative Agent.
     1.12 Indebtedness. Section 7.03 of the Credit Agreement shall be and it hereby is amended by deleting the word “and” at the end of clause (d) of such Section, deleting the period “.” at the end of clause (e) of such Section and inserting “; and” at the end of such clause (e) and by adding the following at the end of such Section as clause (f):
     (f) Indebtedness under the Term Facility in an aggregate principal amount not exceeding $40,000,000 at any time outstanding and any refinancing of such Indebtedness so long as (i) any such refinancing is in an aggregate principal amount no greater than the principal amount of such Indebtedness outstanding at the time of such refinancing and (ii) such refinancing is permitted under the Intercreditor Agreement.
     1.13 Restricted Payments. Section 7.06 of the Credit Agreement shall be and it hereby is amended by deleting “and” at the end of clause (c) thereof, inserting “; and” at the end of clause (d) thereof and inserting the following as clause (e) at the end of such Section:
     (e) on or within 10 days after the IPO Date and so long as no Default or Event of Default has occurred and is continuing or would be caused by such

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Restricted Payment, the Borrower may make Restricted Payments in an aggregate amount not to exceed $200,000,000 to redeem or purchase Equity Interests of the Borrower owned by the Chase Group with proceeds of the Initial Public Offering.
     1.14 Burdensome Agreements. Section 7.09 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement, any other Loan Document or, subject to the Intercreditor Agreement, any Term Facility Document) that, whether expressly or in effect, (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens in favor of the Administrative Agent or the Lenders on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     1.15 Consolidated Leverage Ratio. Section 7.11(a) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio of the Borrower, as of the last day of any period of four consecutive fiscal quarters (commencing with the four consecutive fiscal quarter period ended June 30, 2006) for which the financial statements required under Section 6.01(a) or 6.01(b) are available, to be greater than 3.50 to 1.00.
     1.16 Term Facility Restrictions. Article VII of the Credit Agreement shall be and it hereby is amended by adding the following as Section 7.15 of such Article:
     7.15 Term Facility Restrictions. Prior to the First Priority Obligations Payment Date (as defined in the Intercreditor Agreement), the Borrower will not, nor will it permit any Restricted Subsidiary to, (a) except for the regularly scheduled payments of principal and interest required under the Term Facility Documents, directly or indirectly, retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Term Loans, or (b) enter into or permit any modification or amendment of, or waive any material right or obligation of any Person under any Term Facility Document if the effect of any such modification or amendment is to (i) increase the maximum principal amount of the Indebtedness evidenced by the Term Facility Documents or the rate of interest on any such Indebtedness (other than as a result of the imposition of a default rate of interest in accordance with the terms

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of the Term Facility Documents), (ii) change or add any event of default or any covenant with respect to the Indebtedness evidenced by the Term Facility Documents if the effect of such change or addition is to cause any one or more of the Term Facility Documents to be more restrictive on any Loan Party than such Term Facility Documents were prior to such change or addition (unless such change or addition is deemed to have been made to the Term Facility Documents pursuant to the Intercreditor Agreement), (iii) change the dates upon which payments of principal or interest on the Indebtedness evidenced by the Term Facility Documents are due, (iv) change any redemption or prepayment provisions of the Indebtedness evidenced by the Term Facility Documents, or (v) grant any Liens in any assets or properties of any Loan Party, other than the Liens permitted under the Intercreditor Agreement. Notwithstanding the foregoing, so long as no Default shall have occurred and be continuing or would result from the making of such payment, the Borrower may retire, redeem, defease, repurchase or prepay the Indebtedness evidenced by the Term Facility Documents (x) on the IPO Date or at any time after the IPO Date and prior to the first anniversary of the IPO Date and (y) on, or within five (5) Business Days following the receipt thereof, with the proceeds of cash equity contributions received by the Borrower in exchange for common stock.
     1.17 Certain Payment Defaults. Clause (a) of Section 8.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation (including any payments required pursuant to Section 2.11(a) or Section 2.11(b)), or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     1.18 Cross Default. Clause (e) of Section 8.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     (e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and obligations under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if

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required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made by the Borrower or any Restricted Subsidiary prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be required; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract or any other event analogous thereto) resulting from any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or
     1.19 Change in Control. Section 8.01(k) of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     (k) Change in Control. There occurs any Change in Control.
     1.20 Application of Funds. Section 8.03 of the Credit Agreement shall be and it hereby is amended to read in its entirety as follows:
     8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under ARTICLE III) payable to the Administrative Agent or the trustee under the Mortgage, in each case, in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Disbursements and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Disbursements or the Swap Termination Value owed to any Lender Counterparty, ratably among the Lenders, the Lender

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Counterparties and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
     Sixth, if any Second Priority Obligations are then outstanding, to the Term Agent in accordance with the terms of the Intercreditor Agreement for application to the Second Priority Obligations in accordance with the terms of the Term Facility Documents; and
     Last, the balance, if any, after all of the Obligations and the Second Priority Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
     Subject to Section 2.02(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations and the Second Priority Obligations, if any, in the order set forth above.
     1.21 First Priority Creditors. Section 10.13 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     10.13 First Priority Creditors. The Secured Parties shall be and they hereby are designated as “First Priority Creditors” for purposes of the Intercreditor Agreement.
     1.22 Table of Contents. The Schedules section of the Table of Contents in the Credit Agreement shall be and it hereby is amended by deleting “7.03 Existing Indebtedness” and replacing it with “7.08 Affiliate Transactions” and Schedule 7.03 shall be and it hereby is deleted from the Credit Agreement.
SECTION 2. Waiver. Section 6.01(b) of the Credit Agreement requires Borrower to deliver to Administrative Agent and each Lender unaudited consolidated and consolidating financial statements for Borrower and its Subsidiaries for each fiscal quarter within 45 days after the end of such fiscal quarter. Borrower has failed to deliver the financial statements required under Section 6.01(b) for the fiscal quarter ending March 31, 2006. Borrower has requested that Lenders waive the default arising as a result of its failure to deliver such financial statements and that the deadline for delivery of such financial statements be extended to August 15, 2006. As requested by the Borrower, the Lenders (or at least the required percentage thereby) hereby waive the Default arising under Section 8.01(c) of the Credit Agreement as a result of the Borrower’s failure to timely deliver the quarterly financial statements required under Section 6.01(b) of the Credit Agreement for the fiscal quarter ending March 31, 2006; provided that such financial statements are delivered to the Administrative Agent and each Lender on or before

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August 15, 2006. The foregoing waiver is expressly limited as follows: (a) such waiver is limited to Section 6.01(b) for the fiscal quarter ending March 31, 2006, and nothing contained herein shall obligate any Lender to grant any additional or future waiver of Section 6.01(b) of the Credit Agreement or of any other provision of the Credit Agreement or any other Loan Document.
SECTION 3. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 3.
     3.1 Execution and Delivery. Each Loan Party shall have executed and delivered this Amendment.
     3.2 Intercreditor Agreement. The Second Priority Representative (as such term is defined in the Intercreditor Agreement) and each Loan Party shall have executed and the Administrative Agent shall have received a fully executed Intercreditor Agreement dated as of the date hereof.
     3.3 Term Facility Documents. The Administrative Agent shall have received copies of all the Term Facility Documents.
     3.4 Receipt of Term Loan Proceeds. The Administrative Agent shall have received reasonably satisfactory evidence that the Borrower has received $40,000,000 in cash proceeds from the incurrence of the Indebtedness evidenced by the Term Facility Documents and otherwise on terms and conditions satisfactory to the Lenders.
     3.5 No Default. No Default shall have occurred and be continuing.
     3.6 Bylaws. The Administrative Agent shall have received true and correct copies of the bylaws of the Borrower certified by a Responsible Officer of the Borrower.
     3.7 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
SECTION 4. Representations and Warranties of Borrower. To induce the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders as follows:
     4.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of such Loan Party contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate solely to an earlier date).
     4.2 Corporate Authority; No Conflicts. The execution, delivery and performance by such Loan Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Loan Party’s corporate or other organizational powers, have

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been duly authorized by necessary action, require no approval, consent or action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Loan Party or result in the creation or imposition of any Lien upon any of the assets of such Loan Party except for Liens permitted under Section 7.01 of the Credit Agreement.
     4.3 Enforceability. This Amendment constitutes the valid and binding obligation of such Loan Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
SECTION 5. Miscellaneous.
     5.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. Each Loan Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Loan Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof and each Guarantor hereby reaffirms that its Guaranty remains in full force and effect.
     5.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     5.3 Legal Expenses. Each Loan Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     5.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until each Loan Party, the Lenders (or at least the required percentage thereof), and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     5.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

First Amendment to Credit Agreement — Page 13

     5.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
[Signature Pages Follow]

First Amendment to Credit Agreement — Page 14

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be duly executed as of the date first above written.

BORROWER: CONCHO RESOURCES INC., a Delaware corporation
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

GUARANTORS: CONCHO EQUITY HOLDINGS CORP., a Delaware corporation
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

CONCHO ENERGY SERVICES LLC, a Texas limited liability company
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

COG OPERATING LLC, a Delaware limited liability company
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

First Amendment to Credit Agreement — Signature Page

CONCHO LP LLC, a Delaware limited liability company
By:	/s/ David W. Copeland
	Name:	David W. Copeland
	Title:	President

COG OIL & GAS LP, a Texas limited partnership
By:	COG Operating LLC, its sole general partner

By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

COG REALTY LLC, a Texas limited liability company
By:	/s/ Curt F. Kamradt
	Name:	Curt F. Kamradt
	Title:	Vice President and Chief Financial Officer

First Amendment to Credit Agreement — Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Wm. Mark Cranmer
	Name:	Wm. Mark Cranmer
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Wm. Mark Cranmer
	Name:	Wm. Mark Cranmer
	Title:	Senior Vice President

First Amendment to Credit Agreement — Signature Page

BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:	/s/ Jeffrey H. Rathkamp
	Name:	Jeffrey H. Rathkamp
	Title:	Principal

First Amendment to Credit Agreement — Signature Page

BNP PARIBAS, as a Documentation Agent and a Lender
By:	/s/ Brian M. Malone
	Name:	Brian M. Malone
	Title:	Managing Director

By:	/s/ Robert Long
	Name:	Robert Long
	Title:	Vice President

First Amendment to Credit Agreement — Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Documentation Agent and a Lender
By:	/s/ Jay Buckman
	Name:	Jay Buckman
	Title:	Vice President

First Amendment to Credit Agreement — Signature Page

BANK OF SCOTLAND, as a Lender
By:	/s/ Karen Weich
	Name:	Karen Weich
	Title:	Assistant Vice President

First Amendment to Credit Agreement — Signature Page

THE FROST NATIONAL BANK, as a Lender
By:	/s/ John S. Warren
	Name:	John S. Warren
	Title:	Senior Vice President

First Amendment to Credit Agreement — Signature Page

BANK OF TEXAS, N.A. as a Lender
By:	/s/ J. Michael Delbridge
	Name:	J. Michael Delbridge
	Title:	Senior Vice President

First Amendment to Credit Agreement — Signature Page

CITIBANK TEXAS, N.A. as a Lender
By:	/s/ Frank K. Stowers
	Name:	Frank K. Stowers
	Title:	Senior Vice President

First Amendment to Credit Agreement — Signature Page

COMERICA BANK, as a Lender
By:	/s/ Matthew J. Purchase
	Name:	Matthew J. Purchase
	Title:	Vice President

First Amendment to Credit Agreement — Signature Page

FORTIS CAPITAL CORP., as a Lender
By:	/s/ Michele Jones
	Name:	Michele Jones
	Title:	Senior Vice President

By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

First Amendment to Credit Agreement — Signature Page

NATEXIS BANQUES POPULAIRES, as a Lender
By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Vice President & Group Manager

By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Vice President & Group Manager

First Amendment to Credit Agreement — Signature Page

SCOTIABANC INC. as a Lender
By:	/s/ Christopher J. Allen
	Name:	Christopher J. Allen
	Title:	Managing Director

First Amendment to Credit Agreement — Signature Page

STERLING BANK as a Lender
By:	/s/ Jeff A. Forbis
	Name:	Jeff A. Forbis
	Title:	Senior Vice President

First Amendment to Credit Agreement — Signature Page

U.S. BANK NATIONAL ASSOCIATION as a Lender
By:	/s/ Justin M. Alexander
	Name:	Justin M. Alexander
	Title:	Vice President

First Amendment to Credit Agreement — Signature Page